UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) November 5, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 5, 2007, Entergy Corporation ("Entergy") issued two public announcements, which are attached as Exhibits 99.1 and 99.2 hereto (the "Releases") and incorporated herein by reference, announcing its results of operations and financial condition for the third quarter 2007. The information in Exhibits 99.1 and 99.2 is being furnished pursuant to this Item 2.02.

Item 7.01. Regulation FD Disclosure

On November 5, 2007, Entergy issued the Releases, which are attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference, announcing its results of operations and financial condition for the third quarter 2007. The information in Exhibits 99.1 and 99.2 is being furnished pursuant to this Item 7.01.

EEI Presentation

On November 6, 2007, Entergy's Chairman and Chief Executive Officer, J. Wayne Leonard, will make a presentation at the Edison Electric Institute's Financial Conference. A copy of Mr. Leonard's presentation is attached as Exhibit 99.4 hereto and is being furnished pursuant to this Item 7.01.

Item 8.01. Other Events.

Separation of Non-Utility Nuclear Business

On November 5, 2007, Entergy announced that its Board of Directors approved a plan to pursue a separation of its Non-Utility Nuclear business from Entergy into a separate publicly-traded company. The spin-off is expected to be tax-free to Entergy and its shareholders. Entergy is targeting the third quarter of 2008 for completion of the spin-off. The transaction is subject to certain conditions precedent, including regulatory approvals and the final approval of the Entergy Board of Directors.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Release, dated November 5, 2007, issued by Entergy Corporation.
99.2	Release, dated November 5, 2007, issued by Entergy Corporation.
99.3	Statement on Uses and Usefulness of Non-GAAP Information
99.4	Presentation at the Edison Electric Institute's Financial Conference

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Senior Vice President and
Chief Accounting Officer

Dated: November 5, 2007